Exhibit 10.13


                      EMPLOYMENT AND NON-COMPETE AGREEMENT

         This Employment and Non-Compete Agreement ("Employment Agreement") is made this 22nd day of March, 1999 by and between Applied Cellular Technology, Inc., a Missouri corporation, with its principal office located 400 Royal Palm Way, Suite 410, Palm Beach, Florida (the "Employer") and Michael Krawitz (the "Employee").

         WHEREAS, Employer is a builder of infrastructure services and solutions for the communications industry, and

         WHEREAS, Employer desires to retain the services of the Employee; and

         WHEREAS, Employee is willing to be employed by Employer.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


1. Term of Employment. Subject to the provisions of Section 6 of this Employment Agreement, Employer hereby agrees to employ Employee for a period of two (2) years (the "Employment Term") commencing as of April 12, 1999.

2.       Office and Duties.

         (a) During the Employment Term, Employee shall serve as an Assistant Vice President and General Counsel of Employer. In such position, Employee shall have such duties and authority as shall be determined from time to time by the Chairman of the Board, Senior Vice President-Legal Affairs or his designee. During the Employment Term, Employee's employment by Employer shall be Employee's exclusive full time employment.

         (b) During the Employment Term, Employee shall devote his best efforts to performance of his duties hereunder and shall not directly or indirectly engage in any other business, profession or occupation for compensation or otherwise which would conflict with the limitation of such duties without the prior written consent of the Board of Directors (the "Board"), which consent shall not reasonably be withheld, delayed or conditioned.

         (c) Prior to April 12, 2000, Employee shall have a performance review. In connection therewith, Employer shall, based on Employee's performance and cost-of-living changes, make such promotions in office and such increases in Base Compensation and Bonus (as defined below) as are appropriate (in Employer's good faith judgment), and in accordance with Employer's company policy.

3.       Compensation of Employee.

         (a) Base Compensation: As compensation for the services provided by Employee under this Employment Agreement, Employer will pay Employee One Hundred

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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 2

and Thirty Thousand Dollars ($130,000.00) on an annual basis in accordance with Employer's usual payroll procedures ("Base Compensation").

         (b) Bonus. Also, in addition to such Base Compensation, Employee shall be eligible to receive as a "Bonus", the payment and amount of which is expressly conditioned upon the Employer's overall financial performance and the achievement by Employee of the mutually agreed upon performance goals. The maximum amount of Bonus Employee may earn in each year of this Employment Agreement is forty percent (40%) of the Employee's then Base Compensation.

         (c) Stock Options. Upon the execution and delivery of this Employment Agreement, Employer shall grant to Employee a stock option for Twenty Five Thousand (25,000) shares of Employer's common stock ("ACT Stock") at a price determined to be fifteen percent (15%) below the closing price of Act Stock as of April 19, 1999. The issuance of such options shall be subject to the approval by the Shareholders of the Employer of a new Employer Stock Option Plan and Agreement at the June 5, 1999 Shareholder Meeting.

         Prior to March 31, 2000, Employee shall have an interim performance evaluation. Employer shall make an additional grant of options to acquire shares of ACT Stock as are appropriate based on Employee's performance (in Employer's good faith judgment), and in accordance with Employer's company policy, subject to approval by the Shareholders of the new Employer Stock Option Plan and Agreement at the June 5, 1999 Shareholder Meeting.

         From time to time, Employer may develop and implement separate incentive and stock option plans, for which Employee, if appropriate, may also be eligible.

         (d) Benefits. The Employee shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans and other benefit plans, from time to time, in effect for employees of Employer. Such participation shall be subject to the terms of the applicable plan documents, generally applicable Employer policies and the discretion of the Board or any administrative or other committee provided for in, or contemplated by, such plan, except any waiting periods shall be waived if such waiver is allowable under such plan and would not prejudice the rights of any other participant. In addition, the Employee shall be entitled to receive benefits which are the same or substantially similar to those which are currently being provided to the other employees of Employer.

4. Relocation Reimbursement. It is a material part of the Employment Agreement that Employee agrees to transfer to the corporate office of Employer on or before April 19, 1999, and as of such date, to begin working full time at the corporate office of Employer in Palm Beach, Florida.


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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 3

         Employer therefore agrees to reimburse Employee for a total of up to Five Thousand Dollars ($5,000.00) for costs incurred by Employee as a result of such relocation.

         Such expenses shall be reimbursed within a reasonable period of time after the presentation for review and approval of appropriate receipts and documentation. Employee shall assume the tax consequences that may result from such reimbursement.

5.       Reimbursement for Expenses.

         (a) Business Expenses. In accordance with Employer's policy, the Employee will be reimbursed for all "out-of-pocket" and other direct business expenses (exclusive of commuting costs), upon presentation of appropriate receipts and documentation.

6.       Termination.

         (a) For Cause by Employer. Notwithstanding any other provision of this Employment Agreement, Employer hereunder may terminate Employee's employment at any time for Cause. For purposes of this Employment Agreement, "Cause" shall mean (i) Employee's willful and continued failure to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for thirty (30) days after a written demand is delivered to Employee on behalf of Employer, which specifically identifies the manner in which it is alleged that Employee has not substantially performed his duties,
(ii) Employee's dishonesty in the performance of his duties hereunder, (iii) an act or acts on Employee's part involving moral turpitude or constituting a felony under the laws of the United States or any state thereof, (iv) any other act or omission which materially injuries the financial condition or business reputation of Employer or any of its subsidiaries or affiliates, or (v) Employee's material breach of his obligations under Section 7 and 9 hereof which breach shall remain uncured by Employee within thirty (30) days following receipt of notice from Employer specifying such breach.

         (b) Permanent Disability. For the purposes of this Employment Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties as prescribed in this Employment Agreement, which, following a written request by either Employer or the Employee, shall be determined by agreement between the parties and, if they cannot agree, by a panel of three (3) physicians, one of whom will be selected by Employer, one by the Employee and the third by the first two so selected. Said panel shall also fix the date of the occurrence of the "permanent disability". Said panel's determination shall be conclusive. Notwithstanding anything to the contrary set forth herein, the Employee shall be presumed to be permanently disabled thus terminating this Employment Agreement, as of the date he is receiving payments for permanent disability under any disability insurance policies or under the Social Security Act.


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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 4

         (c) Temporary Disability. If, due to physical or mental illness, disability or injury, the Employee shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Board may designate another person to act in his place during the period of such disability. Notwithstanding any such designation, the Employee shall continue to receive his full salary and benefits under Section 3 of this Employment Agreement until he becomes eligible for disability income under Employer disability income plan. In the absence of a disability income plan at the time of such disability, Employer shall pay the Employee benefits equal to those the Employee would have received if Employer's current disability income plan were in effect at such time; provided however, that Employer's obligations hereunder shall cease twelve (12) months from the onset of such disability.

         (d) Death. Employee's employment hereunder shall terminate immediately in the event of the Employee's death. If Employee's employment is terminated by the death of Employee, Employer shall pay to Employer's estate or his legal representative all amounts due through the date of Employee's death. The payment to Employee of any other benefits following the termination of Employee's employment pursuant to this Section 6(d) shall be determined by the Board in accordance with the plans, policies and practices of Employer.

         (e) Without Cause by Employer. Employer hereunder may terminate the Employee's employment at any time, without Cause. If Employee's employment is terminated by Employer without Cause (other than by reason of disability or death), Employer shall continue to pay Employee the compensation to which he is entitled pursuant to Section 3 hereof for the balance of the Employment Term as if such termination had not occurred. The payment to Employee of any other benefits following the termination of Employee's employment pursuant to this
Section 6(e) shall be determined by the Board in accordance with the plans, policies and practices of Employer.

         (f) Termination by Employee. Employee hereunder may terminate employee's employment at any time upon not less than sixty (60) days' prior written notice from Employee to Employer. If Employee terminates his employment with Employer pursuant to this Section 6(f), Employer shall pay Employee any amounts due through the date of termination.

         (g) Notice of Termination. Any purported termination of employment by Employer or by Employee shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 16 hereof. For purposes of this Employment Agreement, a Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.


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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 5

7.       Non-Competition.

         (a) Employee acknowledges and recognizes the highly competitive nature of the businesses of Employer and its affiliates and accordingly agrees that during the period commencing on the date hereof and continuing until the date that Employee ceases to receive payments pursuant to Section 6 of this Employment Agreement.

              (i) Employee will not engage in any activity which is competitive with any business now, or at any time during the Employment Term, conducted by Employer, its subsidiaries or its affiliates, including without limitation becoming an employee, investor (except for passive investments of not more than one percent (1%) of the outstanding shares of any series or class of securities of any competitor of Employer ), officer, agent, partner or director of, or other participant in, any firm, person or other entity in any geographic area which either directly competes with a line or lines of business of Employer, its subsidiaries or its affiliates. Notwithstanding any provision of this Employment Agreement to the contrary, upon the occurrence of any breach of this Section 7(a)(i), if Employee is employed by Employer, Employer may immediately terminate the employment of Employee for Cause in accordance with the provisions contained in Sections 6 and 15, whether or not Employee is employed by Employer, Employer shall immediately cease to have any obligations to make payments to Employee under this Employment Agreement.

              (ii) Employee will not directly or indirectly assist others in engaging in any of the activities in which Employee is prohibited to engage by clause (i) above.

              (iii) Employee will not directly or indirectly (A) induce any employee of Employer, its subsidiaries or its affiliates to engage in any activity in which Employee is prohibited from engaging by clause (i) above or to terminate his employment with Employer, its subsidiaries or its affiliates, or
(B) employ or offer employment to any person who was employed by Employer, its subsidiaries or its affiliates unless such person shall have ceased to be employed by Employer, its subsidiaries or its affiliates for a period of at least twelve (12) months.

         (b) It is expressly understood and agreed that (i) although Employee and Employer consider the restrictions contained in this Section 7 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Employment Agreement is unenforceable, this Employment Agreement shall not be rendered void but rather shall be deemed to be enforceable to such maximum extent as such court may judicially determine or indicate to be enforceable, and
(ii) if any restriction contained in this Employment Agreement is determined to be unenforceable and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.


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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 6

8. Resignation as Officer and/or Director. In the event that Employee's employment is terminated for any reason whatsoever, the Employee agrees to, as the case may be, resign immediately as an Officer and/or Director of Employer.

9. Confidentiality. Employee will not at any time (whether during or after his employment with Employer) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other organization, entity or enterprise other than Employer and any of its subsidiaries or affiliates, any Confidential Information. As used herein, the term "Confidential Information" shall mean any trade secrets, information, data, or other confidential information (excluding information which is not unique to Employer or which is generally known to the industry or development programs, costs, marketing, trading, investment, sales activities, promotion, credit processes, formulas, data, software, drawings, specifications, source and object code, financial and pricing information, marketing information and business and development plans or the business and affairs of Employer generally, or of any subsidiary or affiliate of Employer, Employee agrees that upon termination of his employment with Employer for any reason, he will return to Employer immediately all copies of any Confidential Information, together with any memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of Employer, its subsidiaries and its affiliates, except that he may retain personal notes, notebooks and diaries. Employee further agrees that he will not retain or use for his account at any time any trade name, trademark or other proprietary business designation used or owned in connection with the business of Employer, its subsidiaries or its affiliates.

10. Specific Performance. Employee acknowledges and agrees that Employer's remedies at law for a breach or threatened breach of any of the provisions of
Section 7 or Section 9 would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Employer without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining orders, temporary or permanent injunctions or any other equitable remedy which may then be available.

11. Indemnification. Employer shall indemnify and hold harmless Employee to the full extent as provided for in the Employer's Amended and Restated Bylaws. Additionally, Employer does hereby represent and warrant that it maintains Directors and Officers insurance and Employee shall be included in such coverage in accordance with the provisions thereof.

12. Vacation. The Employee shall be entitled to ten (10) days of paid vacation on an annual basis. Such vacation shall be taken at a time mutually convenient to Employer and Employee. Vacation days may not be accumulated. In the first year of employment the amount of vacation shall be prorated.


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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 7

13. Sick Days/Personal Business. The Employee shall be entitled to five (5) paid sick or personal days off due to illness or personal business on an annual basis beginning on the first day of the Employee's employment.

14. Holidays. The Employee shall be entitled to the standard company holidays.

15. Representations and Warranties. The Employee hereby represents and warrants that he is free to enter this Employment Agreement and to render his services pursuant hereto and that neither the execution and delivery of this Employment Agreement, nor the performance of his duties hereunder, violates the provisions of any other agreement to which he is a party or by which he is bound.

16. Notices. All notices required or permitted under this Employment Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

              Employer:                     Applied Cellular Technology, Inc.
                                            400 Royal Palm Way
                                            Suite 410
                                            Palm Beach, FL 33480


              Employee:                     Michael Krawitz
                                            300 East 85th Street
                                            Apartment 205
                                            New York, New York 10028

         Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

17. Entire Agreement. This Employment Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Employment Agreement supersedes any prior written or oral agreements between the parties.

18. Expenses. Each party shall pay its own expenses incident to the performance or enforcement of this Employment Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Employment Agreement, except as otherwise herein specifically provided.


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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 8

19. Waivers and Further Agreements. Any waiver of any terms or conditions of this Employment Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Employment Agreement.

20. Amendments. This Employment Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

21. Severability. If any provision of this Employment Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

22. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Employment Agreement, it shall not be necessary to produce more than one of such counterparts.

23. Survival. Sections 7, 8, 9, and 10 shall survive the termination of this Employment Agreement.


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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 9

24. Section Headings. The headings contained in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

25. Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

26. Governing Law. This Employment Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Florida.


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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                         Page 10


27. The parties have executed this Employment Agreement the day and year first above written.

                                               EMPLOYER:
                                               APPLIED CELLULAR TECHNOLOGY, INC.



                                               By: /s/ Garrett A. Sullivan
                                                  ------------------------------


                                               EMPLOYEE:


________________________                       By: /s/ Michael Krawitz
                                                  ------------------------------
Witness                                              Michael Krawitz

April 1, 2000


Mr. Michael Krawitz
320 Plaza Real, Apt. 406
Boca Raton, FL  33432

Dear Michael:

         Reference is made to the Employment and Non-Compete Agreement, dated March 22, 1999 between Applied Digital Solutions, Inc. (f/k/a Applied Cellular Technology, Inc.) and you, as amended by letter agreement dated June 21, 1999 (the "Employment Agreement"). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Employment Agreement. In recognition of your efforts to date and in consideration for your continued efforts on behalf Applied Digital Solutions and its subsidiaries, we have agreed to amend the Employment Agreement as follows:

1. The Employment Term shall be extended by three years. Accordingly, Paragraph 1 of the Employment Agreement is hereby amended by deleting the words "for a period of two (2) years" and replacing them with the words "for a period of five years".

2. Your Base Compensation shall be increased to $160,000, effective on the date hereof. Accordingly, Paragraph 3(a) shall be amended by deleting the words "One Hundred and Thirty Thousand Dollars ($130,000.00) on an annual basis" and replacing them with the words "$160,000 on an annual basis".

         If  the  foregoing   accurately  reflects  your  understanding  of  the
agreement between you and us, please sign this letter agreement and the enclosed

Mr. Michael Krawitz                      2                         April 1, 2000



copy and return one of them to the undersigned whereupon the foregoing will constitute a binding amendment of the Employment Agreement.


                                                 Very truly yours,

                                                 APPLIED DIGITAL SOLUTIONS, INC.


                                                 By:   /s/ Garrett A. Sullivan
                                                    --------------------------
                                                       Garrett A. Sullivan
                                                       President


Agreed to and accepted:

/s/ Michael Krawitz
---------------------------------
Michael Krawitz